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Exhibit 11.1

                              C BREWER HOMES, INC.

            STATEMENT REGARDING COMPUTATION OF LOSS PER COMMON SHARE
                (IN THOUSANDS, EXCEPT FOR LOSS PER COMMON SHARE)

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
                                                                              Quarters Ended
                                                                      ------------------------------
                                                                      June 30, 1998    June 30, 1997
                                                                      -------------    -------------
Class A Common Stock
--------------------

    Shares issued and outstanding. . . . . . . . . . . . . .               3,994           3,392

Class B Common Stock
--------------------

    Shares issued. . . . . . . . . . . . . . . . . . . . . .               4,342           4,944
    Treasury stock purchased in July 1995. . . . . . . . . .                  (4)             (4)
                                                                         -------         -------

Weighted average number of common shares
outstanding. . . . . . . . . . . . . . . . . . . . . . . . .               8,332           8,332
                                                                         -------         -------
                                                                         -------         -------

Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .             $  (662)        $  (240)
                                                                         -------         -------
                                                                         -------         -------

Loss per common share. . . . . . . . . . . . . . . . . . . .             $ (0.08)        $ (0.03)
                                                                         -------         -------
                                                                         -------         -------
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